EXHIBIT 10.116

                       FIRST AMENDMENT TO LEASE AGREEMENT

      THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made this 28th day of September, 1998 by and between PPD PHARMACO, INC., a Texas corporation (hereinafter, the "Tenant"), and WEEKS REALTY, L.P., a Georgia limited partnership (hereinafter, the "Landlord").

                                   WITNESSETH:

      WHEREAS, pursuant to a Lease Agreement dated June 26, 1998 by and between Landlord and Tenant (the Lease Agreement, and all amendments thereto shall be referred to herein collectively as the "Lease"), Landlord leased to Tenant certain premises in a building located in Morrisville, Wake County, North Carolina 27560 which has been provided the address of 4023 Paramount Parkway, all as more particularly described in the Lease; and

      WHEREAS, the parties desire to modify the Lease to, among other things, confirm the actual rentable square footage of the Premises, and to confirm the lease by Tenant of certain additional space on the third floor of the Building, as provided herein.

      NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and modify the Lease as follows:

      1.    Additional Space.

      (a) Tenant has advised Landlord that it desires to exercise certain rights to expand the Premises as set forth in paragraph 1(d) of the Lease to lease certain additional space in the Building and located on the third floor consisting of 36,481 rentable square feet (the "First Expansion Space").

      (b) Landlord shall perform the upfit of the First Expansion Space for occupancy by Tenant in accordance with the provisions of the Lease. Tenant shall be provided an upfit allowance as provided in the Lease, and the upfit shall be conducted in accordance with plans and specifications for the First Expansion Space that shall be mutually and reasonably approved by Landlord and Tenant.

      2.    Base Rent and Expenses.

      (a) Base rent, Additional Rent and operating expenses shall continue to be due and payable as provided in the Lease increased to reflect the addition of the First Expansion Space. Base rent shall continue to be subject to increase as provided in the Lease.

      (b) With the addition of the First Expansion Space, the proportionate share of Tenant of the Building shall equal 61.23 percent.

      3. Premises. With the addition of the First Expansion Space, the rentable square footage of the "Premises" is modified to reflect the corrected measurement of 72,962 rentable square feet, which, in addition to the First Expansion Space, includes 36,481 rentable square feet on the fourth floor of the Building.

      4. Building. The rentable square footage of the "Building" is modified to reflect the corrected measurement of 119,162 rentable square feet.

      5. Effective Date. The provisions of this Amendment shall be and become effective as of the day and year first above written.

      6. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.

      7. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

      8. Authority of Tenant. Tenant certifies to Landlord that it is authorized to enter into this Amendment, and that those persons signing below on its behalf are authorized to do so, and shall promptly upon the request of Landlord provide a resolution to this effect.

      9. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant.

      10. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

      11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

      12. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, pursuant to the Lease, as amended.

      13. Confidentiality. The terms and provisions of the Lease, and this Amendment are strictly confidential, are to be shared by Tenant only with its accountant, employees, and attorneys, and each of those parties shall be advised of the confidential nature of the Lease, and this Amendment.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment causing their respective seals to be affixed hereto the day and year first above written.

                              LANDLORD:

                              WEEKS REALTY, L.P. (SEAL), a Georgia
                              limited partnership authorized to do
                              business in the State of North
                              Carolina as Weeks Realty Limited
                              Partnership

                              BY:   WEEKS GP HOLDINGS, INC., a
                                    Georgia corporation, its sole
                                 general partner


                              By:   /s/ Robert G. Cutlip
                                    Robert G. Cutlip,
                                    Senior Vice President



                              TENANT:

                              PPD PHARMACO, INC., a Texas
                              corporation qualified to do business
                              in North Carolina

ATTEST:

By: /s/ Fred Davenport        By: /s/ Thomas D'Alonzo
_____ Secretary                   President


[CORPORATE SEAL]